                    Building Materials Corporation of America
                                 1361 Alps Road
                             Wayne, New Jersey 07470




                                 August 15, 1996




[Name
Address]


Dear

         Building Materials Corporation of America (the "Company") hereby agrees with you as follows:

         1. Option to Purchase.

         (a) Subject to the terms and conditions of this Agreement, the Company hereby grants you the option (the "Option") to purchase _____ shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock, $.01 par value (the "Preferred Shares"), for the purchase price of $100 per Preferred Share. The Preferred Shares have the rights and preferences set forth in the Certificate of Designation attached as Exhibit A hereto. Concurrently with the grant of the Option, you are being granted an option (the "USI Option") to acquire shares of Redeemable Convertible Preferred Stock of U.S. Intec, Inc. ("USI") pursuant to an Option Agreement ("USI Option Agreement") dated the date hereof between you and USI.

         (b) The Option shall vest and become exercisable commencing on the following dates: as to 25% of the Preferred Shares on June 30, 1998, as to an additional 15% of the Preferred Shares on June 30 in each of the years 1999 through 2002, and as to the remainder of the Preferred Shares on December 31, 2002, in each case to the extent you are employed by the Company or its subsidiaries on such date; provided that, if your employment with the Company and its subsidiaries should terminate as a direct result of a divestiture (whether because you are employed by the business which is sold, your position is eliminated as a result of the divestiture or otherwise), or your employment with the Company and its subsidiaries should be terminated by the Company other than for cause within six months after a Change of Control of the Company, the unvested portion of the Option shall become vested on the date of your termination. "Change of Control" shall mean the occurrence of either of the following events: (i) prior to the time that at least 15% of the then outstanding voting stock of the Company or any parent of the Company is publicly traded, the Heyman Group ceases to be the "beneficial owner", directly or indirectly, of majority voting power of the voting stock of the Company; or (ii) at any other time, any person or entity, other than the Heyman Group , is or becomes the beneficial owner, directly or indirectly, of more than 35% of the voting stock of the Company or any parent of the Company and the Heyman Group beneficially owns, directly or indirectly, in the aggregate a lesser percentage of the voting stock of the Company or such parent, as the case may be, than such other person or entity. The "Heyman Group" shall mean (i) Samuel J. Heyman, his heirs, administrators, executors and entities of which a majority of the voting stock is owned by Samuel J. Heyman, his heirs, administrators or executors and (ii) any entity controlled, directly or indirectly, by Samuel J. Heyman or his heirs, administrators or executors. "Beneficial ownership" shall be determined in accordance with Rule 13d under the Securities Exchange Act of 1934, as amended.

         (c) The Option will terminate on the earlier of (i) 30 days after the termination of your employment with the Company and its subsidiaries for any reason other than your death or permanent disability or (ii) one year after the termination of your employment with the Company and its subsidiaries as a result of your death or permanent disability. You will be deemed to be permanently disabled if you become physically or mentally incapacitated or disabled to the extent that you are unable to perform for the Company or its subsidiaries substantially the same services as you performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician reasonably acceptable to you to confirm the existence of the incapacity or disability, and the determination of that physician being binding upon the Company and you), and your incapacity or disability continues for a period of six consecutive months; provided, however, that, if at the time of your permanent disability you are a party to an employment agreement with the Company or any of its subsidiaries which contains a definition of disability which is inconsistent with the provisions hereof, the definition contained in that employment agreement shall govern for purposes of this Section. In the event of your death or disability, the Option may be exercised by your executors or personal representatives; provided that such persons shall be bound by the provisions of this Agreement, including, without limitation, Sections 3 and 4, as if they were parties to this Agreement.

         (d) Notwithstanding anything to the contrary contained in this Agreement, in the event the Company or its parent engages in a public offering of the Common Stock of the Company, the portion of the Option which is vested on the date such public offering is consummated shall terminate 30 days after the consummation of such public offering and the unvested portion of the Option shall be replaced by options granted under a stock option plan of the Company, which is appropriate, in the judgment of the Board of Directors of the Company, for a public company.

         (e) The Option shall not be exercisable after its expiration. Prior thereto, the vested portion of the Option may be exercised in whole or in part at any time or from time to time. The Option and the USI Option must be exercised at the same time and in the same proportions.

         (f) Unless otherwise agreed to by the Company and you, the purchase price for the Preferred Shares shall be paid by you to the Company in full upon exercise of the Option, in cash or by certified or official bank check or wire transfer.

         (g) The Company hereby represents and warrants to you that, upon the issuance and purchase of (and payment for) the Preferred Shares, the Preferred Shares shall be duly authorized, validly issued, fully paid and nonassessable.

         (h) So long as USI is an affiliate of the Company and you are employed by USI or its subsidiaries, you shall be deemed employed by the Company for purposes of this Agreement.

         2. Legend on Certificates. Each stock certificate of the Company issued to represent any Preferred Shares, or shares of the Company's Common Stock issued upon conversion of the Preferred Shares (the shares of Common Stock issued upon conversion of the Preferred Shares being referred to herein as the "Common Shares"), shall bear the following (or a substantially equivalent) legend on its face or reverse side:

                  "These securities have not been registered under the Securities Act of 1933, as amended, or under the applicable securities laws of any other jurisdiction. These securities may not be sold unless registered under the Securities Act of 1933, as amended, and any other applicable securities laws, unless an exemption from such registration is available. In addition, the transfer of these securities is subject to restrictions set forth in an Option Agreement, dated as of August 15, 1996, and any amendments thereto, a copy of which is available for inspection at the office of the Company."

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear the same legend, unless and to the extent, in the opinion of counsel acceptable to the Company (which counsel may be an employee of the Company or its affiliates), the Preferred Shares or Common Shares, as the case may be, represented thereby are no longer subject to the restrictions referred to in such legend. No Preferred Shares shall be issued, sold or delivered pursuant to the exercise of the Option, and no Common Shares shall be issued upon conversion of Preferred Shares, prior to (a) any registration or other qualification of such shares under any state or federal law or regulation which the Company shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (b) the admission of such shares to listing on any stock exchange on which the shares may then be listed free of any conditions not acceptable to the Company. For purposes of this Agreement, the term "Preferred Shares" and "Common Shares" shall mean any securities or property into which the Preferred Shares or Common Shares, as the case may be, may be converted or exchanged pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction occurring after the date hereof.

         3.  Transfer of Preferred Shares.

         (a) You agree that you will not, prior to December 31, 2003, directly or indirectly, sell, pledge, give, bequeath, transfer, assign or in any other way whatsoever encumber or dispose of (hereinafter collectively called "transfer") any Preferred Shares or Common Shares or any interest therein, or any stock certificate representing, or any voting trust certificate issued with respect to, any Preferred Shares or Common Shares (voluntarily, involuntarily, by operation of law or otherwise), except as otherwise permitted by this Agreement or as may be specifically authorized by the Board of Directors of the Company.

         (b) If, after December 31, 2003, you desire to sell any of your Preferred Shares or Common Shares, you must first offer to sell to the Company such Preferred Shares for a purchase price equal to $100 per Preferred Share, plus accrued and unpaid dividends to the purchase date, and such Common Shares for a purchase price equal to their Book Value determined as of the end of the calendar quarter in which the offer is made. You must notify the Company in writing of the number of Preferred Shares and/or Common Shares you wish to sell (the "Sale Notice"). Upon receipt of your Sale Notice, the Company shall have the option, exercisable for 30 days after the Company receives the Sale Notice (the "Option Period"), to purchase all (but not less than all) of the Preferred Shares and Common Shares specified in the Sale Notice. The option may be exercised by giving notice to you within the Option Period. If the Company elects to purchase the Preferred Shares and Common Shares you have offered, it shall be obligated to purchase, and you will be obligated to sell, those Preferred Shares and Common Shares at the price and on the terms described above. If the Company does not elect to purchase the Preferred Shares and Common Shares you have offered, and if otherwise permitted under this Section 3, you may, at any time thereafter within a period of 120 days after the expiration of the Option Period, transfer those Preferred Shares and Common Shares to any party, provided, however, that, in the event you have not transferred the Preferred Shares and Common Shares within 120 days after expiration of the Option Period, then any transfer of those Preferred Shares and Common Shares shall thereafter again be subject to all of the restrictions contained in this
Section 3.

         (c) For purposes of this Agreement, "Book Value" shall mean, as of any date of determination, (x) shareholder's equity of the Company as of that date determined in accordance with generally accepted accounting principles, but adding back (A) the charge to shareholder's equity relating to the assumption by the Company of certain asbestos-related liabilities of GAF Building Materials Corporation in connection with the Company's formation, (B) the reduction in shareholder's equity resulting from purchases of the capital stock of GAF Corporation ("GAF") by persons who participated in promoting the management buy-out of GAF in March 1989 (the "Acquisition") (predecessor cost basis adjustment) and (C) any amounts reflecting the liquidation preferences of any outstanding preferred stock of the Company and excluding, to the extent occurring after December 31, 1995, (1) nonrecurring non-operating losses and charges to stockholder's equity and nonrecurring non-operating gains and increases in stockholder's equity, including any further charge relating to asbestos-related liabilities and any increase in stockholder's equity attributable to a public offering of capital stock of the Company, (2) net gains or losses in respect of dispositions of assets by the Company other than in the ordinary course of business, and (3) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition divided by (y) the number of shares of Common Stock of the Company outstanding on the date of determination. Any adjustments to Book Value shall include the tax effects, if any, associated therewith. If the Preferred Shares or Common Shares are converted into or exchanged for other securities or property pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction, or if a sale of all or substantially all of, the Common Stock of the Company shall occur or be pending, Book Value, the Option and the terms hereof shall be modified by the Board of Directors of the Company in such manner as is reasonable under the circumstances. All determinations by the Board of Directors hereunder shall be made in good faith and shall be binding and conclusive.

         (d) You agree that your Preferred Shares and Common Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws and the restrictions of this Agreement on the transfer thereof. You have been advised that the Company has no obligation to register the Preferred Shares or Common Shares under the Securities Act or to comply with any exemption under the Securities Act, including but not limited to that set forth in Rule 144 promulgated under the Securities Act, which would permit them to be sold by you. You understand that it is not anticipated that there will be any market for resale of the Preferred Shares or Common Shares and that it may not be possible for you to liquidate an investment in the Preferred Shares or Common Shares. You understand the legal consequences of the foregoing to mean that you must bear the economic risk of your investment therein except as otherwise provided in this Agreement. You agree that you will not transfer any Preferred Shares or Common Shares except in compliance with the Securities Act. The Company will not transfer on its books any certificate representing Preferred Shares or Common Shares in violation of the provisions of this Agreement.

         4.  Purchase and Sale of Common Stock.

         (a) In the event you leave the employ of the Company and its subsidiaries for any reason on or after the date hereof (any such date of leaving is called the "Termination Date"), you may, at your option, exercisable by a notice delivered to the Company during the Put/Call Period, elect to sell and, upon the giving of the notice, you shall be obligated to sell, and the Company shall be obligated to purchase all, but not less than all, the Common Shares owned by you at the time such notice is given, at their Book Value determined as of the last day of the calendar quarter during which such notice is given to the Company.

         (b) In each calendar year you may, at your option, exercisable by notice delivered to the Company on or before March 31 of that year, elect to sell and, upon the giving of the notice, the Company shall be obligated to purchase and you shall be obligated to sell as many Common Shares owned by you as you may elect to sell, at their Book Value determined as of the last day of the preceding calendar year, provided that you owned such Common Shares on June 30 of the preceding calendar year.

         (c) In the event you leave the employ of the Company and its subsidiaries for any reason on or after the date hereof, the Company may, at its option, exercisable by notice delivered to you during the Put/Call Period, elect to purchase and, upon the giving of the notice, you shall be obligated to sell and the Company shall be obligated to purchase all, but not less than all, the Common Shares owned by you at the time such notice is given, at their Book Value determined as of the last day of the calendar quarter during which such notice is given to you.

         (d) In the event the Company (or its parent) proposes to engage, or engages, in a public offering of the Common Stock of the Company, the Company may at its option, exercisable by notice delivered to you at any time during the IPO Period, elect to purchase from you all, but not less than all, the Common Shares owned by you at their Book Value determined as of the last day of the calendar quarter during which the election to purchase occurs.

         (e) As used herein, the "Put/Call Period" shall mean the 30-day period commencing with the later of (i) the date which is six months after the date on which the Common Shares are issued to you upon conversion of Preferred Shares owned by you or (ii) the Termination Date, and the "IPO Period" shall mean the period commencing 30 days before the anticipated date of commencement of, and ending seven months after the consummation of, the first public offering of shares of Common Stock of the Company.

         (f) In the event that a purchase of Common Shares or Preferred Shares by the Company pursuant to this Section 4 shall be prohibited or would cause a default under the terms of any institutional credit agreement, indenture or other like instrument with respect to the borrowing of money to which the Company or an affiliate of the Company is a party (in each case as the same may be amended from time to time), or in the opinion of the Board of Directors of the Company would not be feasible due to the impairment of the financial ability of the Company that would result from the satisfaction of all notices then and theretofore given under similar provisions of agreements with other holders of Common Shares or Preferred Shares, then your obligation to deliver Common Shares or Preferred Shares and the Company's obligation to pay the purchase price shall be suspended until such prohibition, default or impairment lapses or is waived or cured. In such event the price to be paid by the Company for your Common Shares shall be the greater of (i) the price that would have been paid had the purchase been completed without deferral, or (ii) the Book Value as of the last day of the calendar quarter preceding the quarter during which such prohibition, default or impairment lapses or is cured.

         5.  Terms of Payment, Etc.


         (a) Any sales and purchases pursuant to Section 3 or 4 shall take place at the principal executive offices of the Company within thirty (30) days after the later of (i) if applicable, the date on which the Book Value upon which the purchase price is based is determined by the Company or (ii) the date on which the notice of sale or purchase is given.

         (b) The purchase price payable by the Company under Section 3 or 4 shall be paid by the Company to you in full, in cash or by certified or official bank check or wire transfer, at the closing pursuant to such Section.

         (c) Any Preferred Shares or Common Shares sold pursuant to Section 3 or
Section 4 shall be delivered by you to the Company at the closing, free and clear of all liens, charges and encumbrances of any kind. In addition, you shall take such actions as the Company shall request as may be necessary to vest in the Company at the closing good and marketable title to the Preferred Shares and/or Common Shares being sold, free and clear of all liens, charges and encumbrances.

         (d) At the same time as you transfer Common Shares or Preferred Shares to the Company pursuant to Section 3(b), 4(a), 4(b), 4(c) or 4(d), you shall transfer to USI, in accordance with the corresponding provisions of the USI Option Agreement, the same proportion of the shares of Common Stock or Preferred Stock of USI owned by you (or issuable upon exercise of conversion rights relating to the USI Preferred Stock).

         6. Notices. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the date of its mailing by registered or certified mail, return receipt requested, or when delivered personally, as follows:

         (a)  if to the Company:

                           Building Materials Corporation of America
                           1361 Alps Road
                           Wayne, New Jersey  07470
                           Attention:  General Counsel

         or at such other place as the Company shall have designated by notice as herein provided to you; and

         (b) if to you, at your address as it appears below your name on the first page of this Agreement, or at such other address as you shall have designated by notice as herein provided to the Company.

         7. Specific Performance. It is acknowledged that the Company will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by you, the Company shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, enjoining such breach or ordering compliance with the provisions of this Agreement.

         8. Miscellaneous. (a) This Agreement, together with the instruments referred to herein, constitutes the entire agreement of the parties to this Agreement with respect to purchase, retention and transfer of equity securities of the Company, including without limitation Preferred Shares, Common Shares or any interest therein, and may not be modified or amended except by a written agreement signed by the Company (following the specific approval of such modification or amendment by the Company's Board of Directors) and you.

         (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         (c) Except as otherwise expressly provided in this Agreement, this Agreement, as amended (including any waivers or consents pursuant to Section 8(b) hereof), shall be binding upon and inure to the benefit of the Company, its successors and assigns, and you and your heirs, personal representatives and assigns; provided that you shall not have the right to assign the Option or any of your rights under this Agreement except as expressly provided herein; and provided further that nothing contained in this Agreement shall be construed as granting you the right to transfer any of your Preferred Shares or Common Shares except in accordance with this Agreement.

         (d) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained in this Agreement.

         (e) The section headings contained herein are for convenience only and are not intended to define or limit the contents of any section.

         (f) Nothing in this Agreement shall confer on you any right to continue in the employ of the Company or any parent, subsidiary or affiliate of the Company or any successor to any of them, affect the right of the Company or any such parent, subsidiary, affiliate or successor to terminate your employment at any time, or be deemed a waiver or modification of any provision contained in any agreement between you and the Company or any such parent, subsidiary, affiliate or successor.

         (g) Each party to this Agreement shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.


         (h) Whenever the pronouns "he" or "his" are used in this Agreement, they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

         (i) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

         (j) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW JERSEY AND FOR ALL PURPOSES SHALL BE CONSTRUED AND
ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THAT STATE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         If you are in agreement with the foregoing, please sign and return the extra copy of this Agreement, whereupon this Agreement shall become a binding agreement between you and the Company.

                                                 Very truly yours,

                                                 BUILDING MATERIALS CORPORATION
                                                     OF AMERICA



                                                 By:____________________________

AGREED AND ACCEPTED:



-------------------------------

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATIONS
                  OF BUILDING MATERIALS CORPORATION OF AMERICA

                                -----------------


                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                                -----------------

         We, the undersigned, Senior Vice President and Secretary, respectively, of Building Materials Corporation of America (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), in accordance with the provisions of
Section 151 thereof, do hereby certify that the Board of Directors of the Corporation duly adopted the following resolutions by unanimous consent dated as of August 15, 1996:

         RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issuance of a series of Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share, and hereby fixes the designation, dividend rate, redemption provisions, voting powers, rights on liquidation, dissolution or winding up, and other preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, as follows:

         1. Designation. The Preferred Stock created and authorized hereby shall be designated as the "Series A Cumulative Redeemable Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 50,000. The liquidation preference of the Series A Preferred Stock shall be $100 per share (the "Liquidation Preference").

         2.       Dividends.

                  (a) Each holder of a share of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefor pursuant to the General Corporation Law (the "Legally Available Funds"), cumulative cash dividend payments of $2.00 per share for each full Quarterly Dividend Period (as defined in Section 2(f) hereof) that such share of Series A Preferred Stock is outstanding; provided, if a share of Series A Preferred Stock is not outstanding for a full Quarterly Dividend Period, the dividend payment per share in respect of such partial Quarterly Dividend Period shall be equal to $2.00 multiplied by a fraction, the numerator of which is the number of days such share was outstanding (but not more than 30 days for any calendar month fully occurring in such portion), and the denominator of which is 90. Such dividends, if and to the extend declared, shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "Dividend Payment Date"); provided that if any such date is not a Business Day (as defined in Section 2(f) hereof), then the applicable dividend shall be payable, if and to the extent declared, on the next succeeding Business Day. Such dividends shall be fully cumulative.


                  (b) Dividends shall accrue (whether or not declared or paid) on each share of Series A Preferred Stock from the date on which such share is issued.

                  (c) Quarterly dividends, if and to the extent declared, shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the Corporation on the record date therefor, which record date shall be the December 15, March 15, June 15 and September 15 immediately preceding the Dividend Payment Date relating thereto.

                  (d) If dividends are not paid in full, or not declared in full and sums set apart for the payment thereof, on the Series A Preferred Stock and any Capital Stock (as defined in Section 2(f) hereof) of the Corporation ranking on a parity with the Series A Preferred Stock as to the payment of dividends, all dividends declared upon shares of Series A Preferred Stock and shares of such other stock shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such other stock shall bear to each other the same ratio that accumulated, unpaid dividends per share on the Series A Preferred Stock and such other stock shall bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends shall be declared or paid or set aside for payment, or other distribution made, on any Capital Stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock as to the payment of dividends, nor shall any such stock be purchased, redeemed or otherwise acquired, except as provided in Section 2(e) hereof, for any consideration (or any payment made to or available for a sinking fund for the redemption of any such stock).

                  (e) Except as provided in Section 2(d) hereof, the Corporation may not pay cash dividends or make cash distributions on, or repurchase, redeem or otherwise acquire (except in exchange for shares of Capital Stock ranking junior to the Series A Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or options, rights or warrants to acquire such shares) any of its Capital Stock other than Capital Stock ranking senior to the Series A Preferred Stock as to the payment of dividends, if, at such date, there are accumulated, unpaid dividends on the Series A Preferred Stock; provided that the Corporation may purchase outstanding shares of Common Stock and Series A Preferred Stock from the holders thereof in accordance with the terms and conditions of the Option Agreements (as defined in Section 2(f)).

              (f)  The following terms shall have the meanings set forth below:

         "Book Value" shall mean, as of any date of determination, (x) shareholder's equity of the Corporation as of that date determined in accordance with generally accepted accounting principles, but adding back (A) the charge to shareholder's equity relating to the assumption by the Corporation of certain asbestos-related liabilities of GAF Building Materials Corporation in connection with the Corporation's formation, (B) the reduction in shareholder's equity resulting from purchases of the capital stock of GAF Corporation ("GAF") by persons who participated in promoting the management buy-out of GAF in March 1989 (the "Acquisition") (predecessor cost basis adjustment) and (C) any amounts reflecting the liquidation preferences of any outstanding preferred stock of the Corporation and excluding, to the extent occurring after December 31, 1995, (1) nonrecurring non-operating losses and charges to stockholder's equity and nonrecurring non-operating gains and increases in stockholder's equity, including any further charge relating to asbestos-related liabilities and any increase in stockholder's equity attributable to a public offering of capital stock of the Corporation, (2) net gains or losses in respect of dispositions of assets by the Corporation other than in the ordinary course of business, and (3) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition divided by (y) 1,000,000. Any adjustments to Book Value shall include the tax effects, if any, associated therewith. If the Series A Preferred Stock or Common Stock are converted or exchanged for other securities or property pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction, or if a sale of all or substantially all of the Common Stock of the Corporation shall occur or be pending, Book Value shall be modified by the Board of Directors in such manner as is reasonable under the circumstances. All determinations by the Board of Directors hereunder shall be made in good faith and shall be binding and conclusive.

                  "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banking institutions in the City of New York are authorized by law to be closed.

                  "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of equity interests in such person.

                  "Common Stock" means the Corporation's common stock, par value $.001 per share, and any securities or property into which the Corporation's Common Stock may be converted or exchanged pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction.

                  "Corporation" means the party named as such in the preamble to this Certificate.

                  "Option Agreements" means option agreements between the Corporation and employees of the Corporation or U.S. Intec, Inc. relating to the Series A Preferred Stock.

                  "person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                  "Quarterly Dividend Period" means the applicable period from January 1 through the next March 31, from April 1 through the next June 30, from July 1 through the next September 30 or from October 1 through the next December

31.

         3.       Redemption.

                  (a) The Series A Preferred Stock shall be redeemable, at any time in whole or from time to time in part, out of Legally Available Funds, at the option of the Corporation, upon giving notice as provided in Section 3(b) hereof, at the Liquidation Preference thereof plus accumulated but unpaid dividends to the date of redemption.

                  (b) At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series A Preferred Stock pursuant to Section 3(a) hereof (each a "Redemption Date"), written notice of such redemption shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his mailing address as shown on the records of the Corporation; provided, however, that no failure of any holder of Series A Preferred Stock to receive such notice nor any defect therein shall affect the validity of the proceeding for the redemption of the shares of Series A Preferred Stock to be redeemed. Each such notice shall state (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the cash redemption price being paid; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the Redemption Date. On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case fewer than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof, without interest, upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the written consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                  (c) If fewer than all of the shares of Series A Preferred Stock are to be redeemed, the Board of Directors of the Corporation shall select the shares to be redeemed on such basis as the Board of Directors shall determine in its sole discretion. The Board of Directors shall not be required to redeem shares of Series A Preferred Stock on a pro rata basis. The Board of

Directors may elect to redeem shares of Series A Preferred Stock held by one holder or group of holders and elect not to redeem shares of Series A Preferred Stock held by other holders. Regardless of the method used, the calculation of the number of shares to be redeemed shall be based upon whole shares, such that the Corporation shall in no event be required to issue fractional shares of Series A Preferred Stock or cash in lieu thereof. In the event a method requiring proration is used, the number of shares to be redeemed from a holder shall be rounded downward to the nearest whole number of shares. The holders of Series A Preferred Stock shall have no right to request the Corporation to redeem such shares at any time, and the Corporation shall have no obligation to honor any such request if made.

         4. Voting Rights. The holders of Series A Preferred Stock shall be entitled to one vote for each share held on all matters to be voted on by the stockholders of the Corporation and shall vote together with the holders of Common Stock and the holders of any other class of stock entitled to vote in such manner. The holders of Series A Preferred Stock shall not, except as required by law, be entitled to vote as a separate class. Without limiting the generality of the preceding sentence, a class vote or the consent of the holders of the outstanding shares of Series A Preferred Stock as a separate class shall not be required in connection with: (i) the creation of any class or series of Capital Stock of the Corporation; (ii) any merger, consolidation or transfer of all or substantially all the assets of the Corporation or other transaction involving the Corporation and a third party in which the Corporation is the survivor or in which the Corporation is not the survivor and in which the Series A Preferred Stock shall (a) remain outstanding as an equivalent security of the survivor with no adverse change to the powers, preferences or special rights provided for in this Certificate or (B) be redeemed for an amount per share equal to the Liquidation Preference plus accrued and unpaid dividends; or (iii) any increase in the total number of authorized or issued shares of Capital Stock of any class, including without limitation Series A Preferred Stock.

         5. Priority of Series A Preferred Stock in Event of Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, an amount per share in cash equal to the Liquidation Preference plus all dividends accrued and unpaid on each such share up to the date fixed for distribution before any distribution shall be made to the holders of any Capital Stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of Series A Preferred Stock and any Capital Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the

Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock and such other stock of all preferential amounts payable to all such holders, then the assets thus distributable shall be distributed ratably among the holders of the Series A Preferred Stock and any Capital Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Except as otherwise provided in this Section 5, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. For the purposes of this Section 5, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         6.       Conversion.

                  (a) The holders of shares of Series A Preferred Stock shall have the right, at any time or from time to time, at their option, to convert all or any portion of such shares into shares of Common Stock on the following basis: Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to 100 divided by 115% of Book Value as of December 31, 1995. The Corporation may, at its option, pay to any holder cash in lieu of any fractional share of Common Stock issuable upon conversion of shares of Series A Preferred Stock.

                  (b) In the case of a redemption pursuant to Section 3 hereof of any shares of Series A Preferred Stock, the right of conversion under this
Section 6 shall cease and terminate, as to the shares to be redeemed, at the close of business on the second day preceding the date fixed for such redemption, unless default shall be made in the payment of the Redemption Price for the shares to be so redeemed.

                  (c) In order to convert shares of Series A Preferred Stock into shares of Common Stock pursuant to the right of conversion set forth in
Section 6(a), the holder thereof shall surrender the certificate or certificates representing Series A Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation that such holder elects to convert the same. Within five business days, the Corporation shall deliver at said office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Shares of Series A Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                  (d) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

                  (e) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Preferred Stock in accordance with the provisions hereof, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Corporation will, at its expense, use its best efforts to cause such shares to be listed (subject to issuance or notice of issuance) on all stock exchanges, if any, on which the Corporation's Common Stock may become listed.

         7. Cancellation of Reacquired Series A Preferred Stock. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf, this ___ day of ____________, 1996.

                                            Building Materials Corporation of
                                                America


ATTEST:                                     By:  _____________________________
                                                 Senior Vice President
----------------------------
Secretary
(Corporate Seal)

                                                     March ___, 1997


TO THE HOLDERS OF OPTIONS
TO PURCHASE SHARE OF SERIES A
PREFERRED STOCK OF BUILDING
MATERIALS CORPORATION OF
AMERICA AND U.S. INTEC, INC.

Dear Optionee:

         Reference is made to each of (i) the Option Agreement (the "BMCA Option Agreement") pursuant to which you were granted an option (the "BMCA Option") to purchase shares of Series A Cumulative Redeemable Convertible Preferred Stock (the "BMCA Preferred Stock"), par value $.01 per share, of Building Materials Corporation of America ("BMCA") and (ii) the Option Agreement (the "Intec Option Agreement") pursuant to which you were granted an option (the "Intec Option") to purchase shares of Series A Cumulative Redeemable Convertible Preferred Stock (the "Intec Preferred Stock"), par value $.01 per share, of U.S. Intec, Inc. ("Intec"). Effective as of January 1, 1997, Intec became an indirect subsidiary of BMCA. Section 3(c) of the Intec Option Agreement provides that, upon the occurrence of such an event, Book Value (as defined in the Intec Option Agreement), the Intec Option and the terms of the Intec Option Agreement shall be modified by the Board of Directors of Intec in such manner as is reasonable under the circumstances. Accordingly, the Boards of Directors of Intec and BMCA have taken the following actions, each of which are effective as of January 1, 1997:

1. Termination of Intec Option Agreement. The Intec Option Agreement has been terminated and is no longer of any force or effect.

2. Increase in Number of Shares Issuable upon Exercise of BMCA Option. The number of shares of BMCA Preferred Stock issuable to each holder of an option to purchase shares of BMCA Preferred Stock upon exercise of such option has been increased by a number of shares of BMCA Preferred Stock equal to the number of shares of Intec Preferred Stock that were issuable upon exercise of the option to purchase Intec Preferred Stock held by such holder immediately prior to the termination of the Option Agreement with respect thereto. Accordingly, the number of shares of BMCA Preferred Stock issuable upon exercise of the BMCA Option has been increased by a number of shares of BMCA Preferred Stock equal to the number of shares of Intec Preferred Stock that were issuable upon exercise of the Intec Option immediately prior to the termination of the Intec Option Agreement.

3.       Amendment of BMCA Option Agreement.

         (a) Amendment of Section 1(a). Section 1(a) of the BMCA Option Agreement has been amended by deleting the final sentence thereof.

         (b) Amendment of Section 1(e). Section 1(e) of the BMCA Option Agreement has been amended by deleting the final sentence thereof.

         (c) Amendment of Section 1(h). Section 1(h) of the BMCA Option Agreement has been amended by deleting such section in its entirety.

         (d) Amendment of Section 3(c). Section 3(c) of the BMCA Option Agreement has been amended by:

                  (i) deleting the first sentence thereof and replacing it with the following new sentence:

                            "(c) For purposes of this Agreement, `Book Value'
                           shall mean, as of any date of determination, (x) the sum of (i) shareholder's equity of the Company (or, in the case of Book Value as of December 31, 1995, the combined shareholder's equity of the Company and
                           USI) as of that date determined in accordance with generally accepted accounting principles and treating U.S. Intec Holdings Inc. as a wholly-owned subsidiary of the Company after December 31, 1995 and (ii) the cumulative operating profit (or loss) of the Nashville, Tennessee fiberglass manufacturing facility (the "Nashville Facility") of GAF Fiberglass Corporation ("GAF Fiberglass") during the period commencing January 1, 1997 through the date of determination, and adding back (A) the charge to shareholder's equity relating to the assumption by the Company of certain asbestos-related liabilities of GAF Building Materials Corporation in connection with the Company's formation, (B) the reduction in shareholder's equity resulting from purchases of the capital stock of GAF Corporation ("GAF") by persons who participated in promoting the management buy-out of GAF in March 1989 (the "Acquisition") (predecessor cost basis adjustment) and (C) any amounts reflecting the liquidation preferences of any outstanding preferred stock of the Company and excluding, to the extent occurring after December 31, 1995, (1) nonrecurring non-operating losses and nonrecurring non-operating gains, including any further charge relating to asbestos-related liabilities, (2) net gains or losses in respect of dispositions of assets by the Company other than in the ordinary course of business, and (3) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition divided by (y) in the case of Book Value as of December 31, 1995, 1,000,000 and, in the case of all other calculations of Book Value, the number of shares of Common Stock of the Company outstanding on the date of determination."; and

                  (ii) adding the following phrase after the phrase "exchange or similar transaction," in the penultimate sentence thereof:

                            "if GAF Fiberglass becomes a direct or indirect
                           subsidiary of the Company, if the Company directly or indirectly acquires the Nashville Facility".

         (e) Amendment of Section 5(d). Section 5(d) of the BMCA Option Agreement has been amended by deleting such section in its entirety.

4. Amendment of Certificate of Designations. The defined term "Book Value" contained in Section 2(f) of the Certification of Designations of the BMCA Preferred Stock (the "Certificate of Designations") has been amended by:

                  (i) deleting the first sentence thereof and replacing it with the following new sentence:

                            "`Book Value' shall mean, as of any date of
                           determination, (x) the sum of (i) shareholder's equity of the Corporation (or, in the case of Book Value as of December 31, 1995, the combined shareholder's equity of the Corporation and U.S. Intec, Inc.) as of that date determined in accordance with generally accepted accounting principles and treating U.S. Intec Holdings Inc. as a wholly-owned subsidiary of the Corporation after December 31, 1995 and (ii) the cumulative operating profit (or loss) of the Nashville, Tennessee fiberglass manufacturing facility (the "Nashville Facility") of GAF Fiberglass Corporation ("GAF Fiberglass") during the period commencing January 1, 1997 through the date of determination, and adding back (A) the charge to shareholder's equity relating to the assumption by the Corporation of certain asbestos-related liabilities of GAF Building Materials Corporation in connection with the Corporation's formation, (B) the reduction in shareholder's equity resulting from purchases of the capital stock of GAF Corporation ("GAF") by persons who participated in promoting the management buy-out of GAF in March 1989 (the "Acquisition") (predecessor cost basis adjustment) and (C) any amounts reflecting the liquidation preferences of any outstanding preferred stock of the Corporation and excluding, to the extent occurring after December 31, 1995, (1) nonrecurring non-operating losses and nonrecurring non-operating gains, including any further charge relating to asbestos-related liabilities, (2) net gains or losses in respect of dispositions of assets by the Corporation other than in the ordinary course of business, and (3) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition divided by (y) in the case of Book Value as of December 31, 1995, 1,000,000 and, in the case of all other calculations of Book Value, the number of shares of Common Stock of the Corporation outstanding on the date of determination."; and

                  (ii) by adding the following phrase after the phrase "exchange or similar transaction," in the penultimate sentence thereof: "if GAF Fiberglass becomes a direct or indirect subsidiary of the Corporation, if the Corporation directly or indirectly acquires the Nashville Facility".

5. Effect on BMCA Option Agreement and Certificate of Designations. Except as specified herein, the BMCA Option Agreement and the Certificate of Designations shall remain unmodified and in full force and effect.

                                            Very truly yours,

                                            BUILDING MATERIALS CORPORATION
                                              OF AMERICA

                                            By:_______________________

                                            Name:_____________________

                                            Title:____________________


                                            U.S. INTEC, INC.


                                            By:_______________________

                                            Name:_____________________

                                            Title:____________________

ACCEPTED AND AGREED TO:


-----------------------
         (Signature)

Name:__________________

Date:__________________